United States
        SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C. 20549

              ______________________


                     FORM 8-K


                   CURRENT REPORT
       PURSUANT TO SECTION 13 OR 15(d) OF THE
          SECURITIES EXCHANGE ACT OF 1934

               ______________________




Date of report (Date of earliest event reported) November 29, 1996


            CATALYST INTERNATIONAL, INC.
(Exact name of Registration as Specified in Charter)


_______Delaware________________0-27138_________39-1415889_______

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)			File Number)	Identification No.)


 8989 North Deerwood Drive, Milwaukee, WI  	        53223
   (Address of Principal Executive Offices)	   	(Zip Code)




Registrant's telephone number, including area code (414) 362-6800




                       Page 1 of 6
                 Exhibit Index on Page 4

ITEM 5.	OTHER EVENTS

On November 29, 1996, the Company announced that it had entered into a definitive agreement to redeem approximately 1.2 million shares of its Common Stock from Summit Ventures III, LP. and Summit Investors II, L.P. of Boston in a privately-negotiated transaction.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(C)	Exhibits

99.1	Press Release dated November 29, 1996.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CATALYST INTERNATIONAL, INC.


Date:  December 3, 1996           By:	/s/ Vaemond H. Crane

                                        Vaemond H. Crane

                                        President and
                                        Chief Executive Officer

EXHIBIT INDEX




                                                 Sequentially
                                                 Numbered
                                                 Page Number

(c)	Exhibits

99.1	Press Release dated November 29, 1996             6

                                                  Exhibit 99.1

							Catalyst International, Inc.
							8989 North Deerwood Drive
							Milwaukee, Wisconsin 53223
							Phone:  414-362-6800
							Fax:  414-377-6263


NEWS RELEASE
For Immediate Release:  November 29, 1996
Contact:  Lisa Sanregret, 414-362-6800

CATALYST INTERNATIONAL ANNOUNCES
AGREEMENT FOR REDEMPTION OF COMMON STOCK

Milwaukee, WI -- Catalyst International, Inc. (NASDAQ: CLYS), today announced that it has entered into a definitive agreement to redeem approximately 1.2 million shares of its Common Stock from Summit Ventures III, LP. and Summit Investors II, L.P. of Boston. During the past few months prior to this transaction, Catalyst had purchased approximately 235,000 shares of its Common Stock at prevailing market prices through a stock repurchase program adopted by the Company's Board of Directors.


"We see the stock redemption at current prices as an excellent opportunity to utilize cash to increase shareholder value." said
Vaemond Crane, President  and CEO.

Catalyst International, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1979 to develop, market and support warehouse management software solutions. Catalyst entered the public market with an initial public offering in November, 1995. The Company has offices in North America, South America and Europe.


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